Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

NioCorp Developments Ltd.

Centennial, CO

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215253) of NioCorp Developments, Ltd., of our report dated August 29, 2017, relating to the consolidated financial statements, which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Spokane, Washington

August 29, 2017